EXHIBIT 21

               SUBSIDIARIES OF WEIDER NUTRITION INTERNATIONAL, INC.

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                                                    STATE OR COUNTRY
ENTITY NAME                                         OF INCORPORATION                         PARENT CORPORATION
-----------                                         -----------------                        ------------------------------------
Weider Nutrition Group, Inc.                        Utah                                     Weider Nutrition International, Inc.

WNG Holdings (International) Ltd.                   Nevada                                   Weider Nutrition Group, Inc.

Weider Nutrition Group (Canada) Ltd.                Canada (Nova Scotia)                     WNG Holdings (International) Ltd.

Weider Nutrition CV                                 The Netherlands                          WNG Holdings (International) Ltd
                                                                                             (99%) & Weider Nutrition Group, Inc.
                                                                                             (1%)

Weider Nutrition (WNI) Ltd.                         United Kingdom (England)                 WNG Holdings (International) Ltd.

Weider Nutrition Group Limited                      United Kingdom (England)                 Weider Nutrition (WNI) Ltd.

Weider Nutrition BV                                 The Netherlands                          Weider Nutrition (WNI) Ltd.

Weider Nutrition Limited                            United Kingdom (England)                 Weider Nutrition BV

Weider Fitness SARL                                 France                                   Weider Nutrition BV

Weider Nutrition SL                                 Spain                                    Weider Nutrition BV

Weider Nutrition Italia SrL                         Italy                                    Weider Nutrition BV

Weider Nutrition GmbH                               Germany                                  Weider Nutrition BV

Aktivkost GmbH                                      Germany                                  Weider Nutrition GmbH

Food-Tech Handelsgesellschaft mbH                   Germany                                  Weider Nutrition GmbH

HPH Hamburger Pharma Handelsgesellschaft mbH        Germany                                  Weider Nutrition GmbH

Haleko Management                                   Germany                                  Weider Nutrition GmbH

Haleko Hanseatisches Lebensmittelkontor OHG         Germany                                  Weider Nutrition GmbH (99%) &
                                                                                             Haleko Management GmbH (1%)

Power Gym Ltd.                                      United Kingdom (England)                 Haleko Hanseatisches
                                                                                             Lebensmittelkontor OHG

Sy-Fra Sportalimenti di Frank Sambo                 Italy                                    Haleko Hanseatisches
& Co. SAS                                                                                    Lebensmittelkontor OHG

Haleko Italia SrL                                   Italy                                    Haleko Hanseatisches
                                                                                             Lebensmittelkontor OHG (50%) &
                                                                                             Sy-Fra Sportalimenti di Frank
                                                                                             Sambo & Co. SAS (50%)

Sports Direct Ltd.                                  United Kingdom (England)                 Power Gym Ltd. (50%)
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